                                                                FILE NO. 0-24992

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        TELETOUCH COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

               Delaware                                    75-2556090
(State of incorporation or organization)       (IRS Employer Identification No.)

110 N. College, Suite 200, Tyler, Texas                       75702
(Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange on which
Title of each class to be so registered     each class is to be registered
---------------------------------------     -----------------------------------

Common Stock, $.001 par value               American Stock Exchange

Redeemable Class A Common
Stock Purchase Warrants                     American Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                               (Title of Class)

     This Registration Statement on Form 8-A is filed to provide for the listing of the Registrant's Common Stock and Class A Warrants on the American Stock Exchange under Section 12(b) of the Securities Exchange Act of 1934, as amended.


Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

         The information required herein is incorporated by reference from the section entitled "Description of Securities" included in the Registrant's Registration Statement on Form SB-2 (File No. 333-15527) as originally filed with the Securities and Exchange Commission on November 5, 1996, and as thereafter amended (the "Registration Statement").


Item 2.  Exhibits
         --------

         Exhibits filed as part of this registration statement:

1. Certificate of Incorporation, included as Exhibit 3.1 to the Company's Registration Statement on Form SB-2 (No. 333-15527) and incorporated herein by reference.

2. By-laws of the Company included as Exhibit 3.2 to the Company's Registration Statement on Form SB-2 (No. 333-15527) and incorporated herein by reference.

3. Specimen Common Stock Certificate, included as Exhibit 4.1 to the Company's Registration Statement on Form SB-2 (No. 33-82912) and incorporated herein by reference.

4. Form of Class A Warrant Certificate, included as Exhibit 4.4 to the Company's Registration Statement on Form SB-2 (No. 33-82912) and incorporated herein by reference.

5. Form of Warrant Agreement between the Company and Continental Stock Transfer and Trust Co. included as Exhibit 4.3 to the Company's Registration Statement on Form SB-2 (No. 33-82912) and incorporated herein by reference.

                                 SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                 TELETOUCH COMMUNICATIONS, INC.



Dated: March 31, 1998            By: /s/  Robert M. McMurrey
                                     -----------------------------------------
                                     Name:  Robert M. McMurrey
                                     Title:  Chairman, Chief Executive Officer

                                       3